                                                                    EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                          BUSINESS DATA GROUP, INC.


     I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the corporation is

                           BUSINESS DATA GROUP, INC.

     SECOND: The registered office of the corporation and place of business in the State of Delaware is to be located at 410 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is Corporate Filing Service, Inc.

     THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any and all things therein mentioned, as fully and to the same extent as natural persons might or could do, and in any part the world, viz:

     FOURTH: The total number of shares which the corporation is authorized to issue is Twenty Million (20,000,000) common shares, each of which shall have a par value of $.0001.

     FIFTH: The names and addresses of each of the incorporators or incorporator are as follows:

           Name                           Address
     Marie J. Buckley               170 Washington Avenue
                                    Albany, New York 12201

     SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of this Corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by law or the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be in nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third


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


paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of January, 1983.

Maria J. Ruckley                             /s/ Marie J. Ruckley
- --------------------                         --------------------
Incorporator


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

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          BUSINESS DATA GROUP, INC.


     BUSINESS DATA GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of BUSINESS DATA
GROUP, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended said Article shall be and read as follows:

     The Corporation shall have the authority to issue Thirty Million (30,000,000) shares of stock having $.001 par value.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said BUSINESS DATA GROUP, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by David Eig, its President and Eugene Weiss, its Secretary, this 22nd day of March, 1983.

                                           /s/ David Eig
                                           ---------------------------
                                               David Eig
                                               President


                                           /s/ Eugene Weiss
                                           ---------------------------
                                               Eugene Weiss
                                               Secretary

                                     SECOND
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BUSINESS DATA GROUP, INC.


     BUSINESS DATA GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of BUSINESS DATA
GROUP, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended said Article shall be and read as follows:

     The Corporation shall have the authority to issue Thirty Million (30,000,000) shares of stock having $0.001 par value.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said BUSINESS DATA GROUP, INC., has caused its corporate seal to be hereunto affixed and this certificate to be signed by David Eig, its President and Eugene Weiss, its Secretary, this 26th day of April, 1983.

                                          /s/ David Eig
                                          -----------------------------
                                          David Eig
                                          President


                                          /s/ Eugene Weiss
                                          -----------------------------
                                          Eugene Weiss
                                          Secretary

                                     THIRD
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BUSINESS DATA GROUP, INC.


      BUSINESS DATA GROUP, INC., having its registered office at 410 South State Street in the City of Dover, County of Kent (the "Corporation"), hereby certifies to the Secretary of State of the State of Delaware that:

      1. Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

           The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is ten million fifty thousand (10,050,000) shares, of which ten million (10,000,000) shares are to be Common Stock, of the par value of one cent ($.01) each, and fifth thousand (50,000) shares are to be Preferred Stock, of the par value of ten dollars ($10.00) each.

           Description of Capital Stock. The voting powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, of the classes of stock of the Corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Common and Preferred Stock and the voting powers, designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereon of the shares of Common and Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

                                PREFERRED STOCK

           a. The Preferred Stock may be issued from time to time in one or more series, each such series to have such designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, including but not limited to any or all of the following respects:
                 (i) The rate of dividend, if any, which the Preferred Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends be cumulative, the date from which they shall be cumulative, and whether the payment of the dividend of any such series shall have priority over the payment of the dividend of any other series;

                (ii) The right or obligation, if any, of the Corporation to redeem shares of Preferred Stock of any series, the terms and conditions of such redemption, the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the Corporation, if any, to reissue any such shares after the same shall have been redeemed;

                (iii) The amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the voluntary liquidation, dissolution or winding up of the Corporation, or in case of the involuntary liquidation, dissolution or winding up of the Corporation, and the priority of the payment of any such amount per share of any payment of any such amount per share of any one series over any other series;

                (iv) the right if any, of the holders of Preferred Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion;

                (v) The voting power, if any, of the holders of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power; and

                (vi) The terms of the sinking fund or fund of a similar nature, if any, to be provided for the Preferred Stock of any such series.

           The description and terms of the Preferred Stock of each series with respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issue of the original shares of each such series.

           b. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding, the annual rate fixed for each particular series.

           c. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than in shares of Common Stock), be paid or declared on the Common Stock by the




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

      Corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or dates on which they became cumulative shall have been paid and the full dividend thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the Corporation is obligated to retire or redeem shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of similar nature or otherwise, all arrears, if any, in respect of the retirement or redemption of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock in accordance with paragraph (e) of this Article Fourth, as the case may be, from time to time, out of the remaining funds of the Corporation legally available therefore, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise. No limitations, conditions or restrictions whatever are imposed by the provisions of this paragraph (d) upon the purchase or redemption or other acquisitions by the Corporation of any class or classes of any capital stock of the Corporation.

           d. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share determined in the manner, or in the amount, fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of Preferred Stock, computed at the annual dividend rate for the series of which the particular hare is a part, form the date on which dividends on such share became cumulative to the date fixed for such distribution or payment, less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock.

                                  COMMON STOCK

      Except as otherwise required by law and except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the foregoing provisions of this Article Fourth with respect to the Preferred Stock, the holders of the Common Stock (i) shall have the exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder except as otherwise required by law, and (ii) shall be entitled to receive dividends declared payable in such property or shares of the capital stock of the Corporation when and as declared by the Board of Directors.

     2. The Board of Directors of the Corporation by requisite action adopted a resolution which set forth the foregoing amendment to the Certificate of Incorporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware, declaring that the amendment to the Certificate of Incorporation as proposed was advisable and calling for a meeting of the stockholders of said corporation for consideration thereof.

     3. Pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     4. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     5. That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said BUSINESS DATA GROUP, INC., has caused its corporate seal to be hereunto affixed and this certificate to be signed by David Eig, its President and Eugene Weiss, its Secretary, this 2nd day of October, 1985.


                                             /s/ David Eig
                                             ---------------------------
                                             David Eig
                                             President

ATTESTED:

                                             /s/ Eugene Weiss
                                             ---------------------------
                                             Eugene Weiss
                                             Secretary

                           CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION
                         OF BUSINESS DATA GROUP, INC.


     BUSINESS DATA GROUP, INC., a Delaware corporation (the "Corporation") does hereby certify pursuant to Section 242 of the General Corporation Law of the State of Delaware, as follows:

          FIRST: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), adopted resolutions setting forth the amendments to the Certificate of Incorporation of the Corporation set forth below, declaring said amendments to be advisable and submitting them to the stockholders of the Corporation entitled to vote thereon for consideration thereof.

          SECOND: That, by written consent executed in accordance with
     Section 228 of the DGCL, the holders of the majority of the outstanding stock of the Corporation entitled to vote thereon, and the majority of the outstanding stock of each class entitled to vote thereon as a class, being the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, voted in favor of the adoption of the amendments to the Certificate of Incorporation of the Corporation set forth below.

          THIRD: That, in accordance with Section 228(d) of the DGCL, prompt notice of the written consent, referred to in paragraph SECOND above, voting in favor of the adoption of the amendments to the Certificate of Incorporation of the Corporation set forth below, was given to those holders of outstanding stock of the Corporation entitled to vote thereon who did not execute the said written consent.

          FOURTH: That the amendments to the Certificate of Incorporation of the Corporation set forth below were duly adopted in accordance with the provisions of Section 242 of the DGCL.

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the paragraph of Article "FOURTH" thereof set forth below:

               "The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is ten million fifty thousand (10,050,000) shares, of which ten million (10,000,000)
          shares are to be Common Stock, of the par value of one cent ($.01) each, and fifty thousand (50,000) shares are to be Preferred Stock, of the par value of ten dollars ($10.00) each."

      and by substituting in lieu of such paragraph is said Article "FOURTH" the following new paragraph:

                 "The aggregate number of shares of capital stock
            of all classes which the Corporation shall have the authority to issue is twenty five million one hundred thousand (25,100,000) shares, of which twenty five million (25,000,000) share are to be Common Stock, of the par value of one cent ($.01) each, and one hundred thousand (100,000) are to be Preferred Stock, of the par value of ten dollars ($10.00) each."

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf this 23rd day of June, 1995.


                                        BUSINESS DATA GROUP, INC.


                                        By:  /s/ David M. Eig
                                             ----------------------
                                             Name:  David M. Eig
                                             Title: President


                                        By:  /s/ Eugene A. Weiss
                                             ----------------------
                                             Name:  Eugene A. Weiss
                                             Title: Secretary

                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                          OF BUSINESS DATA GROUP, INC.


     BUSINESS DATA GROUP, INC., a Delaware corporation (the "Corporation") does hereby certify pursuant to Section 242 of the General Corporation Law of the State of Delaware, as follows:

          FIRST: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), adopted resolutions setting forth the amendments to the Certificate of Incorporation of the Corporation set forth below, declaring said amendments to be advisable and submitting them to the stockholders of the Corporation entitled to vote thereon for consideration thereof.

          SECOND: That, by written consent executed in accordance with
     Section 228 of the DGCL, the holders of the majority of the outstanding stock of the Corporation entitled to vote thereon, and the majority of the outstanding stock of each class entitled to vote thereon as a class, being the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, voted in favor of the adoption of the amendments to the Certificate of Incorporation of the Corporation set forth below.

          THIRD: That, in accordance with Section 228(d) of the DGCL, prompt notice of the written consent, referred to in paragraph SECOND above, voting in favor of the adoption of the amendments to the Certificate of Incorporation of the Corporation set forth below, will be given to those holders of outstanding stock of the Corporation entitled to vote thereon who did not execute the said written consent.

          FOURTH: That the amendments to the Certificate of Incorporation of the Corporation set forth below were duly adopted in accordance with the provisions of Section 242 of the DGCL.

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the paragraph of Article "FIRST" thereof set forth below:

           The name of the corporation is BUSINESS DATA GROUP, INC.

     and by substituting in lieu of such paragraph in such Article "FIRST" the following new paragraph:

     The name of the corporation is ROADRUNNER VIDEO GROUP, INC.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf this 29th day of August, 1995.

                               BUSINESS DATA GROUP, INC.



                               By:  /s/ Wayne J. Jung
                                    ---------------------------------------
                                    Wayne J. Jung, President


                               By:  /s/ Terry W. Schneider
                                    ---------------------------------------
                                    Terry W. Schneider, Assistant Secretary




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